Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2025, except for the effects of the reverse stock split discussed in Note 2 to the financial statements, as to which the date is January 28, 2026, relating to the financial statements of Eikon Therapeutics, Inc., which appears in the Registration Statement on Form S-1 (No. 333-292633) of Eikon Therapeutics, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 6, 2026